EXHIBIT 2.2

SRKP 7, Inc.

INSTRUCTION SHEET FOR INVESTOR

To be read in conjunction with the entire attached Securities Purchase Agreement and Investor Questionnaire. All capitalized terms used but not defined herein shall have the meaning assigned to each such term in the Securities Purchase Agreement.

A. Complete the following items in the Securities Purchase Agreement and in the Investor Questionnaire:

1. Provide the information regarding the Investor requested on the signature page to the Securities Purchase Agreement and in the Investor Questionnaire. The Securities Purchase Agreement must be executed by an individual authorized to bind the Investor.

2. Return two signed copies Securities Purchase Agreement, Investor Questionnaire and Registration Rights Agreement together with a check for the purchase price payable to Law Offices of David L. Kagel, Subscription Escrow Account to:

WestPark Capital, Inc. 1900 Avenue of the Stars Los Angeles, California 90067 Attn: Kevin DePrimio Phone: (310) 203-2911 Facsimile: (310) 843-9304

SECURITIES PURCHASE AGREEMENT

SRKP 7, Inc.
248 Route 25A, No. 2
East Setauket, New York 11733

Ladies and Gentlemen:

The undersigned investor (the “Investor”), hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement, including Annexes I, II and III, and the exhibits thereto (the “Agreement”) is made as of May 19, 2006 between SRKP 7, Inc. (the “Company”) and the Investor with respect to the sale of shares (the “Shares”) of the Company’s Common Stock (the “Common Stock”).

2. The Company and the Investor agree that the Investor will purchase from the Company, and the Company will sell to the Investor, the number of Shares set forth opposite the Investor’s name on the signature page of this Agreement, at a purchase price per Share of $0.333, pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Unless otherwise requested by the Investor, certificates representing the Shares will be registered in the Investor’s name and address as set forth below.

The next page is the signature page.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

COMPANY:	SRKP 7, INC.
By:_____________________________________ Richard Rappaport President
INVESTOR:	name of investor

Number of Shares:__________________________

By:______________________________________ Signature of investor or authorized person

Its:_______________________________________ Title of authorized person

Address:___________________________________ Contact Name:_______________________________ Facsimile Number:____________________________ Email Address:______________________________

Name in which share certificates should be registered (if different): _________________________________________

Social Security or Tax I.D. No:_______________________________

Address where units should be sent (if different): __________________________________________

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1. Agreement to Sell and Purchase the Shares; Subscription Date.

1.1 At the Closing (as defined in Section 2), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the Shares.

1.2 The Company is entering into a substantially similar form of Securities Purchase Agreement, including these Terms and Conditions, with the other investors listed along with the Investor (the “Other Investors”). (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and the Securities Purchase Agreement to which these Terms and Conditions are attached and the securities purchase agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Purchase Agreements.”)

2. Delivery of the at Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur no later than June 15, 2006, as such date may be extended by the Company and WestPark Capital, Inc. (the “Closing Date”), at the offices of Troy & Gould, Professional Corporation, the Company’s counsel. At the Closing, the Company shall deliver to the Investor (i) one or more stock certificates representing, in the aggregate, the Shares, each such stock certificate to be registered in the name of the Investor or, if so indicated on the signature page of the Securities Purchase Agreement, in the name of a nominee designated by the Investor. If neither the Investor nor a representative of Investor is present at the Closing to take physical delivery of the certificates, then delivery shall be deemed made at Closing by the transmission of a facsimile of the certificates to the Investor (or nominee designated by the Investor) followed by delivery by a nationally recognized overnight express courier.

The Company’s obligation to issue the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a) receipt by the Company, or the nominee designated by the Company, as applicable, of a certified or official bank check or wire transfer of funds in the full amount of the aggregate purchase price for the Shares; and

(b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the Shares shall be subject to the Company acquiring all of the capital stock of Lixte Biotechnology, Inc.

3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

3.1 Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Purchase Agreement and the Registration Rights Agreement referred to in Section 6.1 (collectively, the “Transaction Documents”), and the Transaction Documents have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2 Non-Contravention. The execution and delivery of the Transaction Documents by the Company, the issuance and sale of the Shares to be sold by the Company under the Agreements, the fulfillment of the terms of the Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company or its properties are bound, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any material law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of the Transaction Documents by the Company and the valid issuance and sale of the Shares to be sold by the Company pursuant to the Agreements, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

3.3 Private Placement Memorandum. The Private Placement Memorandum of the Company (the “Memorandum”) delivered to Investor is true and correct in all material respects as of the date hereof.

4. Representations, Warranties and Covenants of the Investor.

4.1 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder, except that the Investor may pledge the Shares in connection with a bona fide margin account or other loan or financing; (iv) the Investor and the Investor’s representatives, if any, have been solely responsible for the Investor’s own “due diligence” investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment, and for the Investor’s own analysis of the fairness and desirability of the terms of the investment; and (v) the Investor has, in connection with its decision to purchase the Shares, relied only upon the Memorandum and the representations and warranties of the Company contained herein. The Investor understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein. The Investor has completed or caused to be completed and delivered to the Company the Investor Questionnaire attached to this Annex I as Exhibit A, which completed questionnaire is true, correct and complete in all material respects.

4.2 The Investor hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.

4.3 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4 The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made herein by the Company and the Investor shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

6. Registration of the Shares; Compliance with the Securities Act.

6.1 Pursuant to the Registration Rights Agreement, the Company agrees to file a registration statement with the Securities and Exchange Commission (“SEC”) no later than 45 days from the closing date of the offering to which this Agreement is a part. The Company will use its best efforts to cause the registration statement to be declared effective by the SEC no later than 120 days from such closing date.

6.2 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor holding Securities purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales of the Shares pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell the Conversion Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

7. Notices. Except as specifically provided in section 7.1(g), all notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered mail, Express Mail or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered mail, three business days after so mailed, (ii) if delivered by Express Mail or a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a) if to the Company, to:

SRKP 7, Inc. 248 Route 25A #2 Setauket, NY 11733 Attention: John S. Kovach Phone: (631) 751-2882
with a copy to:
Troy & Gould, Professional Corporation Attn: David Ficksman Phone: (310) 789-1290 Facsimile: (310) 789-1490

(b) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to such subject matter are expressly cancelled.

13. Finders’ Fees. Neither the Company nor the Investor nor any affiliate thereof has incurred any obligation which will result in the obligation of the other party to pay any finder’s fee or commission in connection with this transaction, except for fees payable by the Company to the Placement Agent.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

15. Confidential Information; 8-K Filing. Investor represents to the Company that, at all times during the Company’s offering of the Shares, Investor has maintained in confidence all non-public information regarding the Company received by Investor from the Company or its agents, has not traded in the Company’s securities on the basis of any non-public information and covenants that it will continue to maintain in confidence such information until such information becomes generally publicly available, other than through a violation of this provision by Investor or its agents. Within four (4) business days after the Closing Date, the Company shall file a Form 8-K concerning the Agreements and the transactions contemplated thereby, which Form 8-K shall attach a Form of the Securities Purchase Agreement and the Registration Rights Agreement as exhibits to such Form 8-K (the “8-K Filing”). From and after the 8-K Filing, the Company hereby acknowledges that no Investor shall be in possession of any material nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.

16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Investor, including without limitation and without the need for an express assignment, affiliates of the Investor. With respect to transfers that are not made pursuant to the Registration Rights Agreement, the rights and obligations of an Investor under this Agreement shall be automatically assigned by the Investor to any transferee of all or any portion of the Investor’s Shares who is a Permitted Transferee (as defined below); provided, however, that within two business days prior to the transfer, (i) the Company is provided notice of the transfer including the name and address of the transferee and the number of Shares transferred; and (ii) that such transferee agrees in writing to be bound by the terms of this Agreement. (For purposes of this Agreement, a “Permitted Transferee” shall mean any person who (a) is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and (b) is a transferee of at least 25% of the Investor’s Shares received in a transaction permitted under the securities laws of the United States). Upon any transfer permitted by the second sentence of this Section 16, the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee were an Investor.

Schedule I

Investors

[Names]

EXHIBIT A

SRKP 7, INC. INVESTOR QUESTIONNAIRE
(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To: SRKP 7, Inc.

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of shares of the Company’s Common Stock (the “Shares”). The Shares are being offered and sold by SRKP 7, Inc. (the “Company”) without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling the Shares to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by the potential investor will be used in determining whether such investor meets such criteria, and reliance on the private offering exemption from registration is based in part on the information supplied in this Questionnaire.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Except as expressly permitted herein, the potential investor’s answers are to be kept strictly confidential. However, by signing this Questionnaire the potential investor will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state, and that the potential investor otherwise satisfies the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type the responses and attach additional sheets of paper if necessary to complete the answers to any item.

A.	BACKGROUND INFORMATION

Name:___________________________________________________________________________________________

Business Address:__________________________________________________________________________________
(Number and Street)

_________________________________________________________________________________________________
(City)                    (State)                (Zip Code)

Telephone Number: (___)_____________________________________________________________________________

Residence Address:_________________________________________________________________________________
(Number and Street)

________________________________________________________________________________________________
(City)                    (State)                (Zip Code)

Telephone Number: (___)_____________________________________________________________________________

If an individual:

Age: _____ Citizenship: _______________ Where registered to vote: ____________

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity: ____________________________________________________________

State of formation: __________________ Date of formation: __________________

Social Security or Taxpayer Identification No. ____________________________________

Send all correspondence to (check one): ___ Residence Address ___ Business Address

B.	STATUS AS ACCREDITED INVESTOR

The undersigned is an “accredited investor” as such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):1

_____ (1) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Corporation Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

_____ (2) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____ (3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership,

[1]
As used in this Questionnaire, the tem “net worth” means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depiction, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

_____ (4) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Securities exceeds $1,000,000;

_____ (5) a natural person who had an individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in 2003 and 2004 and has a reasonable expectation of reaching the same income level in 2005;

_____ (6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

_____ (7) an entity in which all of the equity owners are accredited investors (as defined above).

C.	REPRESENTATIONS

The undersigned hereby represents and warrants to the Company as follows:

1. Any purchase of the Shares would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

2. The information contained herein is complete and accurate and may be relied upon by the Company, and the undersigned will notify the Company immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Preferred Shares by the undersigned or any co-purchaser.

3. There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

4. In addition to reviewing the Company’s filings with the Securities and Exchange Commission and the Memorandum, the undersigned has carefully considered the potential risks relating to the Corporation and a purchase of the Shares, and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of the undersigned’s entire investment.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this _____ day of __________, 2006, and declares under oath that it is truthful and correct.

_____________________________________ Print Name
By:____________________________________ Signature
Title:___________________________________ (required for any purchaser that is a corporation, partnership, trust or other entity)